                                                                  EXECUTION COPY
                                                                  --------------

                            STOCKHOLDERS AGREEMENT
                            ----------------------

     This Stockholders Agreement (this "Agreement") is made as of April 1, 1999, among RC Transaction Corp., a Delaware corporation (the "Company"), the stockholders listed on Schedule I (the "Evercore Stockholders"), the stockholders listed on Schedule II (the "Management Stockholders"), and the stockholders listed on Schedule III (the "Outside Stockholders").

                                   RECITALS

     A. The Evercore Stockholders, the Step 1 Management Stockholders and the Outside Stockholders have acquired Common Stock and Subordinated Notes in the amounts set forth on Schedules I, II and III, respectively, pursuant to the Investment Agreement.

     B. The Evercore Stockholders, the Step 1 Management Stockholders and the Outside Stockholders anticipate that certain Step 2 Management Stockholders will hereafter acquire Class A Common Stock and Subordinated Notes and, to the extent such Step 2 Management Stockholders do not acquire such Common Stock and Subordinated Notes, that the Evercore Stockholders will acquire such Common Stock and Subordinated Notes.

     C. The parties desire to provide for the governance of the Company's affairs, and to provide for certain restrictions on the transfer of the Company's securities, in accordance with this Agreement.

                                   AGREEMENT

     The parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------
     1.1  Certain Definitions. The following capitalized terms have the
          -------------------
following meanings:

          "AAA" means the American Arbitration Association.

          "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.

          "Bank Stockholder" means BT Capital Investors, L.P., BancBoston Investments Inc., and any of their respective Permitted Transferees that becomes a party to this Agreement in accordance Section 3.2.

          "Beneficially Own" means, with respect to any security, to be the "beneficial owner" of that security as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          "Board" means the Company's board of directors.

          "Chief Executive Officer" means the Company's chief executive officer.

          "Class A Common Stock" means the Company's Class A common stock.

          "Class B Common Stock" means the Company's Class B common stock.

          "Class C Common Stock" means the Company's Class C common stock.

          "Closing Date" has the meaning given in the Investment Agreement.

          "Common Stock" means the Company's common stock, par value $.01 per share, including the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

          "Directors" means the members of the Board.

          "EBITDA" means the Company's earnings before interest, taxes, depreciation and amortization, as determined in accordance with GAAP.

          "Evercore I" means Evercore Capital Partners L.P., a Delaware limited partnership.

          "Evercore II" means Evercore Capital Partners (NQ) L.P., a Delaware limited partnership.

          "Evercore III" means Evercore Capital Offshore Partners L.P., a Cayman Islands exempted limited partnership.

          "Evercore IV" means Evercore Co-Investment Partnership L.P., a Delaware limited partnership.

          "Fair Market Value" means, with respect to shares of Common Stock or any other Security, the fair market value thereof as determined reasonably and in good faith by the Board, in consultation with the Company's independent accountants.

          "Fiscal Year" means the Company's fiscal year ended December 31 of each year.

          "Founders' Stock" means shares of Common Stock acquired by Management Stockholders pursuant to the Stock Purchase Plan.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "Initial Founders" means Donald B. Murray, Stephen J. Giusto, Karen Ferguson and David L. Schnitt, each for so long as he or she remains an employee and stockholder of the Company.

          "Investment Agreement" means the Investment Agreement dated as of the date hereof among the Company, the Evercore Stockholders, the Outside Stockholders, and the Step 1 Management Stockholders.

          "Permitted Transferee" means (i) with respect to a Management Stockholder or an Outside Stockholder who is a natural person: (A) such Stockholder's spouse, siblings or lineal descendants, (B) a Person who acquires any Securities of a Stockholder pursuant to a will or the laws of descent or distribution and (C) any trust the beneficiaries of which, or family limited partnership or limited liability company the limited partners or members of which, consist only of that Stockholder and/or his or her spouse, siblings and/or lineal descendants; (ii) with respect to a Management Stockholder, any other Stockholder; (iii) with respect to an Evercore Stockholder and, to the extent applicable, a Bank Stockholder: (A) that Stockholder's officers, employees or consultants, (B) any corporation or corporations, partnership or partnerships (or other entity for collective investment, such as a fund) which is (and continues to be) an Affiliate of that Stockholder and (C) the partners of that Stockholder and the general partners of such partners (in the case of a distribution by that Stockholder); (iv) with respect to a Rosenfeld Group Stockholder, each other Rosenfeld Group Stockholder, but only for so long as Gerald Rosenfeld (or his estate) continues to hold at least 50% of the shares of Common Stock held by him as of the date hereof and (v) with respect to an Evercore Stockholder, any transferee of shares of Class B Common Stock solely with respect to shares of Class B Common Stock, which may be converted into shares of Class A Common Stock pursuant to Section 4.8(c).

          "Person" means any natural person, corporation, partnership (whether general, limited or limited liability), limited liability company, joint venture, estate, trust, association, governmental entity, or other entity or organization.

          "President" means the Company's president.

          "Public Offering" means a public offering of any Security.

          "Qualified Public Offering" means the sale, in an underwritten public offering, registered under the Securities Act of 1933, as amended, of shares of Common Stock, (A) immediately after which the number of shares of Common Stock then publicly held constitute at least 20% of the outstanding shares of Common Stock, on a fully diluted basis, and (B) which results in cash proceeds to the Company and/or its stockholders which, when aggregated with any cash proceeds paid to the Company and/or its stockholders in connection with any prior underwritten registered public offerings of Common Stock, equals or exceeds $25,000,000.

          "RCLLC" means Resources Connection LLC, a Delaware limited liability company.

          "Regulation Y" means Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

          "Regulatory Problem" means, with respect to any Bank Stockholder, any change of facts, events or circumstances occurring after the date hereof, the existence of which would cause such Bank Stockholder to believe that there is a substantial risk of assertion by a governmental entity (which belief shall be reasonable in light of the prevailing regulatory environment and applicable law) that such Bank Stockholder is or would be in violation of any law, regulation, rule or other requirement of any governmental authority (including, without limitation, Regulation Y).

          "Rosenfeld Group Stockholders" means Richard Gersten, Paul Lattanzio, Gerald Rosenfeld and Mainz Holdings Ltd.

          "Securities" means the Common Stock, the Subordinated Notes, and any other securities of the Company, whether now owned or hereafter acquired by a Stockholder.

          "Stockholders" means the Evercore Stockholders, the Management Stockholders, and the Outside Stockholders.

          "Step 1 Management Stockholders" means Donald B. Murray and Stephen J. Giusto.

          "Step 2 Management Stockholders" means the Management Stockholders, other than the Step 1 Management Stockholders, who become parties to this Agreement pursuant to Section 4.7.

          "Stock Purchase Plan" means the Company's 1998 Employee Stock Purchase Plan.

          "Strategic Transaction" means: (i) the sale, transfer, lease or assignment of all or substantially all of the Company's business or assets (whether or not such business is conducted or such assets are held by Subsidiaries) or (ii) the merger of the Company with or into another Person, the consolidation of the Company with another Person, the acquisition by another Person of equity securities of the Company, or a recapitalization, reorganization or other transaction, in each case following which the Stockholders do not own more than 50% of the outstanding voting stock of the surviving Person in such transaction.

          "Subordinated Notes" means the Company's 12.0% Junior Subordinated Promissory Notes in the form attached to the Investment Agreement as Exhibit A thereto.

          "Subsidiary" means any subsidiary of the Company, including (without limitation) RCLLC.

          "Transfer" means transfer, sell, assign, pledge, encumber, grant a security interest in, or otherwise dispose of, whether voluntarily or involuntarily, directly or indirectly, in whole or in part.

          "Voting Securities" means any securities of the Company entitled to vote in the election of directors, including Class A Common Stock.

     1.2  Other Definitions. The following capitalized terms have the meanings
          -----------------
given in the following Sections:

          Term                                             section
          ----                                             -------

--------------------------------------------------------------------------------

             Agreement                                     First Paragraph
             Annual Business Plan                          2.3(a)
             Arbitration Rules                             6.4(a)
             Class A Designees                             2.1(a)
             Company Offer                                 3.9(b)(i)
             Dispute                                       6.1
             Dispute Notice                                6.2
             Disputing Parties                             6.2
             Drag-Along Sale                               3.7(a)
             Drag-A1ong Sale Date                          3.7(c)
             Eligible Offering                             3.9(b)
             Eligible Securities                           3.10(b)
             Emergency Rules                               6.4(a)
             Evercore Offered Securities                   3.10(a)
             Evercore Stockholders                         First Paragraph
             Evercore Transferee                           3.10(a)
             Initial Designees                             2. 1(a)
             Management Designees                          2.1(a)
             Management Stockholders                       First Paragraph
             Offered Securities                            3.9(a)
             Outside Stockholders                          First Paragraph
             Registration Expenses                         3.11(b)
             Registrable Securities                        3.11(d)
             Repurchase Notice                             3.3(c)
             Rightholder                                   3.10(a)
             Sale Notice                                   3.7(c)
             Stockholders' Representative                  4.2(a)
             Terminated Employee Stockholder               3.3(c)
             Third Party                                   3.9(b)(ii)
             Transfer Notice                               3.3(a)


                                   ARTICLE 2
                             CORPORATE GOVERNANCE
                             --------------------

     2.1     Composition of Board.
             --------------------

             (a) Effective as of the Closing, the Board shall consist of eight directors, four of whom shall be designated by the Management Stockholders (the "Management Designees") and four of whom shall be designated by Stockholders representing a majority of the issued and outstanding shares of Class A Common Stock (the "Class A Designees"). The initial Management Designees and Class A Designees are listed on Schedule 2.1(a) (the "Initial Designees").

          (b) No Management Stockholder or Outside Stockholder shall vote any Voting Securities or execute any written consent for the removal of, or otherwise attempt to remove, any Class A Designee from the Board. No Evercore Stockholder or Outside Stockholder shall vote any Voting Securities or execute any written consent for the removal of, or otherwise attempt to remove, any Management Designee from the Board.

          (c) If any Management Designee ceases to serve on the Board for any reason (including, without limitation, due to death, resignation or removal), the Management Stockholders shall have the right to fill the resulting vacancy. If any Class A Designee ceases to serve on the Board for any reason (including, without limitation, due to death, resignation or removal), Stockholders representing a majority of shares of issued and outstanding Class A Common Stock shall have the right to fill the resulting vacancy.

          (d) Each Stockholder shall vote all of that Stockholder's Voting Securities or execute written consents, as the case may be, and take all other necessary action, including (without limitation) in connection with the nomination and election of Directors and the filling of vacancies on the Board, in order to ensure that the composition of the Board is as set forth in this
Section 2.1.

          (e) If a Management Designee is a party to an employment agreement with the Company or any Subsidiary (an "Employee/Designee"), and such Employee/Designee's employment is terminated pursuant to that agreement, then the Management Stockholders shall cause such Employee/Designee to resign promptly after the Management Stockholders have designated a replacement Management Designee and such replacement Management Designee has been elected to the Board, but in any event within 45 days after the Evercore Stockholders have given written notice to the Management Stockholders requesting such resignation; provided, however, that if such termination of employment is other than for Cause (as defined in such employment agreement) and, within such 45-day period, Management Stockholders representing a majority of the Management Stockholders' shares of Voting Securities have affirmed such Employee/Designee's status as the Management Designee, then the resignation of such Employee/Designee shall not be required.

     2.2  Meetings. In addition to any other meetings that may be held by the
          --------
Board, the Board shall hold regular meetings on a quarterly basis, in March, June, September and December of each year.

     2.3  Annual Business Plan.
          --------------------

          (a) Each Fiscal Year, the Company shall prepare an annual operating and financial plan for the next Fiscal Year (the "Annual Business Plan"). The Annual Business Plan shall include key financial targets (including, without limitation, revenues and EBITDA), a capital expenditure budget, key business development targets (including, without limitation, proposed new office openings or product line introductions) and any proposed material changes to existing equity compensation arrangements with the Company's or its Subsidiaries' employees.

          (b) At least 15 days before the December regular meeting of the Board each Fiscal Year, the Company shall submit a copy of the Annual Business Plan for the next Fiscal Year to each of the Directors.

          (c) At the December regular meeting of the Board each Fiscal Year, the Company shall submit the Annual Business Plan for the next Fiscal Year to the Board for approval. If the Board does not approve the Annual Business Plan at the December regular meeting, then the Company and the Board shall use their best efforts to arrive at an Annual Business Plan that is acceptable to the Board and to seek Board approval thereof prior to the end of the then current Fiscal Year.

     2.4  Financial Reports.
          -----------------

          (a) The Company shall deliver the following financial reports to the Evercore Stockholders, the Bank Stockholders and each of the Directors:

               (i) the Company's unaudited monthly, quarterly and year-to-date financial statements, prepared in accordance with GAAP (including a monthly and year-to-date balance sheet, profit and loss statement and cash flow statement), within 30 days after the end of each calendar month, or 45 days after the end of such quarter or Fiscal Year, as the case may be; and

               (ii) the Company's audited year-end financial statements, prepared in accordance with GAAP (including balance sheet, profit and loss statement and cash flow statement), within 90 days of the end of each Fiscal Year.

          (b) The Company shall make available to any Management Stockholder or Outside Stockholder, promptly after such Stockholder's request therefor, any financial information that has been provided to the Evercore Stockholders or the Directors pursuant to Section 2.4(a).

          (c) All information provided pursuant to Section 2.4(a) or Section 2.4(b) shall be deemed confidential and proprietary information of the Company and shall not be disclosed by any Stockholder to any other Person; provided that the foregoing shall not apply to information that (A) was in the public domain before the date hereof or subsequently came into the public domain other than as a result of disclosure by such Stockholder in breach of this Agreement or (B) is required to be disclosed in a judicial or administrative proceeding or by law.

     2.5  Certain Decisions by Majority Vote. Except as otherwise required by
          ----------------------------------
law or this Agreement, each of the following actions shall require the prior approval of the Board by simple majority vote (or, if the Board is deadlocked, the prior written consent of Stockholders representing a majority of the issued and outstanding shares of Class A Common Stock), in addition to any approval (if any) that may be required for such action under Section 2.6:

          (a)  beginning two years after the date hereof, any Public Offering;

          (b) beginning four years after the date hereof, any Strategic Transaction;

                 (c) any acquisition or sale of assets by the Company not contemplated by the then current Annual Business Plan (other than as part of a Strategic Transaction) for a cumulative purchase price in excess of $1,000,000 in any twelve month period;

                 (d) the issuance of any Securities (other than pursuant to the exercise of employee stock options granted with the Board's approval);

                 (e) any changes to the Company's equity compensation arrangements (including stock option, stock purchase and similar plans) with the Company's employees (provided, however, that this subsection (e) shall not limit the authority and discretion of the administrator of any such plan to grant awards under any such plan);

                 (f) cause the Company to directly or indirectly incur, refinance, create, assume, guarantee or otherwise become liable with respect to (collectively, "incur"), any indebtedness, except (i) indebtedness incurred pursuant to the Credit Agreement (as defined in the Subordinated Notes), (ii) the Subordinated Notes and (iii) indebtedness incurred in the ordinary course of the Company's business in amounts not to exceed that contemplated by the Annual Business Plan;

                 (g) except in the ordinary course of the Company's business, cause the Company to enter into any transaction after the date hereof, or materially amend any transaction in effect on the date hereof, with any Affiliate of the Company;

                 (h) after the date of this Agreement, cause the Company to enter into, modify or terminate (including for purposes hereof, a decision not to renew or extend) any employment agreement with an Initial Founder;

                 (i) the modification of existing cash compensation arrangements between the Company and its two most highly compensated executives.

                 (j) the approval or material amendment of the Annual Business Plan for any Fiscal Year;

                 (k) (i) cause the Company to institute, voluntarily dismiss, terminate or settle any litigation or arbitration against any Person
(A) involving claims for damages and penalties in excess of $100,000 on an individual basis or $500,000 in the aggregate in any twelve month period or (B) otherwise material to the Company and Subsidiaries taken as a whole (provided, however, that this subsection (k) provision shall not apply to any dispute between the Company and any Stockholder or its Affiliates); or (ii) enter into, agree to or otherwise become subject to any consent decree or other order issued by any governmental authority relating to the Company or any of its Affiliates and material to the Company and Subsidiaries taken as a whole; and

                 (l) any agreement by the Company (or, if applicable, any Subsidiary) that would obligate the Company (or such Subsidiary) to do any of the foregoing.

         2.6     Certain Decisions by Super-Majority Vote. Notwithstanding any
                 ----------------------------------------
other provision of this Agreement (including Section 2.5), the following actions shall require the prior approval of the Board by the affirmative vote of at least five of the Directors:

               (a) for a period of two years after the date hereof, any Public Offering of any Security;

               (b) for a period of four years after the date hereof, any Strategic Transaction;

               (c) (i) any issuance of Class B Common Stock or (ii) any issuance of Securities, reclassification, recapitalization or similar action that would result in the dilution of the Management Stockholders' aggregate voting power or equity interest in the Company (except (A) after the expiration of four years after the date of this Agreement, pursuant to a Strategic Transaction or (B) after the expiration of two years after the date of this Agreement, pursuant to a Public Offering that is a Qualified Public Offering), or otherwise adversely affect any rights or privileges of the Management Stockholders;

               (d) with respect to the removal of the Chief Executive Officer, the determination of whether or not such removal is for "Cause" as defined in his or her employment agreement;

               (e)  the election of the Chairman of the Board;

               (f) the declaration of any distributions or dividends to Stockholders (except interest payments to holders of Subordinated Notes in accordance therewith);

               (g) any agreement or transaction by the Company with an Evercore Stockholder or any Affiliate of an Evercore Stockholder;

               (h) any redemption or repurchase by the Company, or any purchase by any Subsidiary, of any Security Beneficially Owned by any Evercore Stockholder or any of their respective Affiliates;

               (i) the dissolution or liquidation of, or filing for bankruptcy by, the Company;

               (j) the designation or establishment of, and the selection of the members of, any committee of the Board;

               (k) (i) any amendment to or repeal of any provision of the Company's certificate of incorporation or bylaws or (ii) any amendment to or repeal of any provision of any organizational document (including, without limitation, any certificate or articles of incorporation, bylaws, certificate or articles or organization, or operating agreement) of any Subsidiary;

               (l) the Transfer of any common stock or other security of any material subsidiary or all or substantially all of the assets of any material Subsidiary (including, without limitation, any membership interest in or other security of RCLLC), or a merger, consolidation or reorganization involving any material Subsidiary, except, after the expiration of four years after the date of this Agreement, pursuant to a Strategic Transaction;

               (m) the conversion of the Company from a corporation into any other type of entity;

               (n)  any amendment to, or the termination of, this Agreement;

               (o)  any change in the number of members of the Board;

               (p)  the approval of an investment pursuant to Section 4.1;

               (q)  the prior approval of an issuance or sale pursuant to
Section 3.3(a)(i)(B);

               (r) any amendment of any Subordinated Note, taking of any action, or omission to perform any act pursuant to Section 4 thereof; and

               (s) any agreement by the Company (or, if applicable, any Subsidiary) that would obligate the Company (or such Subsidiary) to do any of the foregoing.

         2.7   Officers.
               --------

               (a) The initial Chief Executive Officer shall be Donald B. Murray, who shall only be removed from such position in accordance with his employment agreement with the Company.

               (b) If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist a vacancy in the office of Chief Executive Officer, the Board shall in good faith consider electing one of the other Initial Founders to fill such vacancy.

               (c) The other officers of the Company shall be appointed as follows: (i) the Chief Financial Officer shall be recommended by the Chief Executive Officer and subject to election by the Board and (ii) other officers shall be appointed by the Company's Chief Executive Officer. The initial Chief Financial Officer as of the Closing shall be the individual listed on Schedule 2.7(c).

                                   ARTICLE 3
                            TRANSFER OF SECURITIES
                            ----------------------

          3.1  General Restriction. No Stockholder shall Transfer any
               -------------------
Securities, except as expressly permitted by and in accordance with this Agreement.

          3.2  Transfer to Permitted Transferees. A Stockholder may transfer all
               ---------------------------------
or part of his, her or its Securities to a Permitted Transferee; provided, however, that (a) prior to such transfer, the Permitted Transferee shall agree in writing, in form acceptable to the Company, to be bound by the terms of this Agreement and (b) any such transfer or attempted transfer shall be void and of no effect unless and until there has been full compliance with the requirements of this Section 3.2.

          3.3  Transfer Upon Death of Stockholder or Termination of Employment.
               ---------------------------------------------------------------

               (a) In the event of the death of a Management Stockholder, and if the Initial Founders or the Company, or any of them, give notice to the others invoking this Section 3.3(a) within six months after the date of death (the "Transfer Notice"), then (i) if, within 10 days after the date of the Transfer Notice, the Administrator of the Stock Purchase Plan determines (and gives the Initial Founders and the personal representative of the deceased Management Stockholder notice of such determination) to purchase a specified number of shares of such deceased Management Stockholder's Founders' Stock for the purpose of reserving such shares for issuance upon the exercise of stock options to be granted to a qualified replacement for such deceased Management Stockholder, as may be reasonably deemed necessary to attract such a replacement, then (A) the Company shall have the right to purchase the number of shares of Founders' Stock so specified at the Fair Market Value thereof as of the date of death; provided, however, that
(B) no shares so purchased by the Company shall be issued, sold or otherwise transferred except pursuant to the exercise of such stock options by such a replacement, without the prior approval of the Board pursuant to Section 2.6(q);
(ii) the Initial Founders (or any of them) shall have the right to purchase all or part of the deceased Management Stockholder's remaining Founders' Stock at the Fair Market Value thereof as of the date of death by giving the Company and the personal representative of the deceased Management Stockholder notice of their intent to exercise their rights under this Section 3.3(a) within 20 days after the date of the Transfer Notice; and (iii) to the extent the Initial Founders do not exercise such repurchase right with respect to all of the deceased Management Stockholder's remaining Founders' Stock, the Company shall have the right, subject to Section 3.3(c), to purchase all or part of the remaining Founders' Stock of the deceased Management Stockholder at the Fair Market Value thereof as of the date of death by giving the personal representative of the deceased Management Stockholder notice of the Company's intent to exercise its rights under this Section 3.3(a) within 30 days after the date of the Transfer Notice. This Section 3.3(a) is subject to the provisions of Section 3.8.

               (b) If a Management Stockholder's employment with the Company terminates for any reason (including, without limitation, due to termination by the Company with or without cause or resignation by such Management Stockholder with or without good reason), and if the Initial Founders or the Company, or any of them, give notice to each other and to such Management Stockholder (the "Terminated Employee Stockholder") invoking this Section 3.3(b) within six months after the date of termination of such employment (the "Repurchase Notice"), then (i) if, within 10 days after the date of the Repurchase Notice, the Administrator of the Stock Purchase Plan determines (and gives the Initial Founders and the Terminated Employee Stockholder notice of such determination) to purchase a specified number of shares of such Terminated Employee Stockholder's Founders' Stock for the purpose of reserving such shares for issuance upon the exercise of stock options to be granted to a qualified replacement for such Terminated Employee Stockholder, as may be reasonably deemed necessary to attract such a replacement, then (A) the Company shall have the right to purchase the number of shares of Founders' Stock so specified at the Fair Market Value thereof as of the date of termination; provided, however, that (B) no shares so purchased by the Company shall be issued, sold or otherwise transferred except pursuant to the exercise of such stock options by such a replacement, without the prior approval of the Board pursuant to Section 2.6(q); (ii) the Initial Founders (or any of them) shall have the right to purchase all or part of the Terminated Employee Stockholder's remaining Founders' Stock at the Fair Market Value thereof as of the date of termination by giving the Company and the Terminated Employee Stockholder notice of their intent to exercise their rights under this Section 3.3(b) within 20 days after the date of the Repurchase Notice; and (iii) to the extent the Initial Founders do not exercise such repurchase right with respect to all of the Terminated Employee Stockholder's remaining Founders' Stock the Company shall have the right, subject to Section 3.3(c), to purchase all or part of the remaining Founders' Stock of the Terminated Employee Stockholder at the Fair Market Value thereof as of the date of termination by giving the Terminated Management Stockholder notice of the Company's intent to exercise its rights under this Section 3.3(c) within 30 days after the date of the Repurchase Notice. This Section 3.3(b) is subject to the provisions of Section 3.8.

               (c) If notice is given under this Section 3.3 invoking the purchase provisions of subsection (a), subsection (b) or subsection (c) hereof, all of the parties to such purchase transaction shall use their respective reasonable efforts and act in good faith to consummate such purchase transaction as soon as is practicable, but in no event more than 45 days after such notice. In connection with any purchase pursuant to this Section 3.3, the personal representative, heir, or Terminated Employee Stockholder (as the case may be) shall enter into a purchase agreement with, and in form and substance reasonably acceptable to, the Initial Founders and/or the Company (as the case may be).

          3.4  Lock-Up Agreement. Each Stockholder agrees, in the event of an
               -----------------
underwritten Public Offering, to the extent deemed by the managing underwriter to be necessary or appropriate in connection with such Public Offering: (a) not to effect any public sale or distribution of any Common Stock or of any Security convertible into or exercisable for Common Stock (in each case, other than as part of such Public Offering) during such period (not to exceed 180 days) as the managing underwriter and the Company shall agree upon and (b) to enter into a lock-up agreement to this effect and for such period in customary form.

          3.5  Compliance with Securities Laws. Notwithstanding any other
               -------------------------------
provision of this Agreement, no Stockholder shall Transfer any Security unless such Transfer is, in the opinion of the Company's legal counsel given prior to such Transfer, in compliance with all applicable federal, state and foreign securities laws.

          3.6  Legends. In addition to any other legend that may be required by
               -------
applicable law or deemed appropriate by the Company's legal counsel, each certificate for Securities issued to a Stockholder shall bear a legend in substantially the following form:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED APRIL 1, 1999, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

          3.7  Drag-Along Rights.
               -----------------

               (a) Beginning four years after the date hereof, if the Board approves a Strategic Transaction, then, subject to subsection (c) below, each Stockholder shall sell all (or such lesser amount as may be required pursuant to such Strategic Transaction) Securities held by him, her or it pursuant to such Strategic Transaction, and in accordance with the terms and provisions, and in the manner, approved by the Board for such Strategic Transaction (the "Drag-Along Sale"). All sellers of Securities in such Drag-Along Sale shall (i) receive the same consideration per share of Common Stock (without regard to class) and of each class of any other Securities, shall be subject to the same terms and conditions of sale and shall otherwise be treated equally or, where appropriate, pro rata based upon the number of shares of Securities held by each Stockholder; (ii) receive consideration (A) at least 50% of which shall consist of cash and/or marketable securities listed for trading on the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market and (B) equal to or exceeding the Fair Market Value of the Securities being sold in such Strategic Transaction; and
(iii) execute such reasonable and customary documents and take such actions as may be reasonably required by the Board for the purposes of consummating such Strategic Transaction in accordance with this Section 3.7.

               (b) Subject to the provisions of Subsection (a) above, any such sale by any Stockholder shall be on the same terms and conditions as the proposed Drag-Along Sale by each other Stockholder; provided, however, that all selling Stockholders shall share pro rata, based upon the number of shares of Common Stock (without regard to class), the number of shares of each class of Security (other than Common Stock) or the principal amount of the Subordinated Notes, as the case may be, being sold by each, (i) in any reasonable or customary indemnity liabilities to the purchaser in the Drag-Along Sale (other than representations as to encumbered ownership of and ability to transfer the shares being sold by any other seller in the Drag-Along Sale, any other matter relating solely to another seller, which shall be the sole responsibility of such other seller, or any representations relating to the Company or its Subsidiaries, their financial condition, assets or results of operations) and
(ii) in any reasonable or customary escrow (not to exceed 20% of the purchase price in the Drag-Along Sale) for the purpose of satisfying any such indemnity liabilities; provided further, however, that each Stockholder's sharing obligation hereunder with respect to such indemnity or other liabilities shall be limited to the lesser of(A) the Securities being sold by such Stockholder and the proceeds thereof, including (without limitation) the cash and non-cash consideration received by such Stockholder with respect to such Securities and
(B) a pro rata portion of such indemnity or other liability based upon the amount of proceeds received by such Stockholder in the Drag-Along Sale. In no circumstance whatsoever hereunder or under any provision of any agreement relating to the Strategic Transaction or otherwise shall any recourse be had to such Stockholder, whether by levy or execution, or under any law, or by the enforcement of any assessment or penalty or otherwise, it being understood that the sole recourse for enforcing such Stockholder's obligation shall be to such Securities being sold thereby and the proceeds thereof.

               (c) The Company shall provide each Stockholder with written notice (the "Sale Notice") not more than 60 nor less than 30 days prior to the date of the consummation of the Drag-Along Sale (the "Drag-Along Sale Date"). Each Sale Notice shall set forth: (i) the name and the address of each proposed transferee or purchaser of Securities in the Drag-Along Sale; (ii) the proposed amount and form of consideration to be paid for such Securities and the terms and conditions of payment offered by each proposed transferee or purchaser,
(iii) confirmation that the proposed purchaser or transferee has been informed of the "Drag-Along Rights" provided for herein and has agreed to purchase Securities in accordance with the terms hereof; and (iv) the Drag-Along Sale Date.

               (d) Notwithstanding the provisions of this Section 3.7, no Bank Stockholder shall be required to participate in a Drag-Along Sale if the form of consideration to be received by such Bank Stockholder in such Drag-Along Sale would cause a Regulatory Problem, provided that such Bank Stockholder gives the Company written notice setting forth the legal and factual basis for such Regulatory Problem no later than 15 days after the date of the Sale Notice.

          3.8  Other Agreements. Notwithstanding anything to the contrary
               ----------------
contained in this Article 3, if an employment, employee stock option, employee stock purchase, restricted stock or other agreement between the Company and a Stockholder that is an employee of the Company, or any related plan, contains provisions for the Transfer of any Securities by such employee Stockholder (including, without limitation, for the sale to the Company by that Stockholder (including, without limitation, any put right) or the repurchase by the Company from that Stockholder (including, without limitation, any call right) of such Securities), then such provisions shall, with respect to such Securities, and to the extent inconsistent with this Article 3, apply in lieu of, and prevail over, the provisions of this Article 3.

          3.9  Regulatory Problem.
               ------------------

               (a) Notwithstanding any other provision of this Agreement to the contrary, in the event a Bank Stockholder or any of its Affiliates shall reasonably determine that if such Bank Stockholder or such Affiliate, shall continue to hold some or all of the shares of Common Stock or any other securities of the Company held by it, there is a material risk that such ownership will result in a Regulatory Problem or the cost of complying with regulatory requirements applicable to such Bank Stockholder or such Affiliate would materially increase, then such Bank Stockholder may (i) subject to Section 3.9(b), sell or otherwise dispose of such securities (the "Offered Securities") in a prompt and orderly manner or (ii) request that the Company, and upon receipt of any such request the Company agrees to exchange all or any portion of the Offered Securities on a share-for-share basis for shares of a non-voting Security of the Company (such non-voting security to be identical in all respects to the Offered Securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities with terms identical to the Offered Securities on such conditions as are reasonably requested by such Bank Stockholder in light of the regulatory considerations then prevailing).

               (b) The Bank Stockholders, and each of them, hereby grant to the Company the right to purchase all of the Offered Securities in any disposition pursuant to Section 3.9(a) (an "Eligible Offering") in the manner and pursuant to the following procedures:

                    (i) Each Bank Stockholder shall, before disposing of any Offered Securities pursuant to an Eligible Offering, give written notice thereof to the Company specifying the type and amount of the Offered Securities, the factual and legal basis for the Regulatory Problem, and the aggregate cash proceeds that such Bank Stockholder desires to obtain therefrom. The Company shall within 10 business days thereafter be entitled to offer to purchase all of the Offered Securities at such price per share and pursuant to such other terms and conditions as specified in a written notice from the Company to the Bank Stockholder (the "Company Offer"). The Bank Stockholder shall have 10 business days following receipt of the Company Offer to elect to accept the Company Offer in a written notice to the Company. If the Bank Stockholder accepts Company Offer, the Bank Stockholder shall sell to the Company and the Company shall purchase from the Bank Stockholder, for the price and on such other terms set forth in the Company Offer, all of the Offered Securities. The Company and the Bank Stockholder shall use their respective reasonable efforts and act in good faith to consummate such purchase transaction as soon as practicable, but in no event more than 30 days after the date of the Company Offer, pursuant to a purchase agreement in form and substance reasonably acceptable to the Company and the Bank Stockholder.

                    (ii) If the Bank Stockholder rejects the Company Offer, then the Bank Stockholder shall have 90 business days from the date of the written rejection of the Company Offer within which to sell all of the Offered Securities to a third party or parties (the "Third Party"), at a purchase price not less than 100% of the purchase price proposed in the Company Offer. The Bank Stockholders agree that as a condition to purchasing such Offered Securities, the Third Party shall be required to execute a signature page to this Agreement and agree to be bound by the terms and provisions of this Agreement in a form mutually acceptable to the Company and the Bank Stockholder. If the Offered Securities are not sold by the Bank Stockholder during such 90 business-day period, the right of the Bank Stockholder to sell such Offered Securities to the Third Party shall expire and such Offered Securities shall again be subject to the restrictions contained in this
         Section 3.9 and shall not thereafter be sold, exchanged or otherwise disposed of except in compliance with the provisions of this Agreement.

               (c)  In connection with a sale to a Third Party pursuant to this
Section 3.9 and subject to Section 3.9(b), if requested by a Bank Stockholder, the Company shall cooperate with such Bank Stockholder in effecting the transfer of such Offered Securities to a Third Party. Without limiting the foregoing, at the request of such Bank Stockholder, the Company shall provide (and authorize such Bank Stockholder to provide) financial and other information concerning the Company to any prospective purchaser of such Offered Securities owned by such Bank Stockholder. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company.



               (d) The Company hereby covenants and agrees with each Bank Stockholder that prior to exchanging any voting security of the Company held by a Bank Stockholder for any non-voting security of the Company or if the Company proposes to take any other action or enter into any other transaction that would increase the percentage of voting securities owned or controlled by any Bank Stockholder, it shall deliver to each Bank Stockholder a notice 10 business days prior to executing such exchange or taking such other action or consummating such other transaction describing in sufficient detail the terms and conditions of such exchange or other action or transaction so that each Bank Stockholder can determine whether such exchange or other action or transaction may result in a Regulatory Problem.

          3.10 Tag Along Rights.
               ----------------

               (a) If the Evercore Stockholders seek to sell their Securities to a Person or Persons that is not a Permitted Transferee of the Evercore Stockholders (or shall have entered into a bona fide written agreement with such Person or Persons) (each, an "Evercore Transferee") in which any other Stockholder is not participating on a pro rata basis, then the Evercore Stockholders shall send written notice to each other Stockholder (each, a

"Rightholder") which shall state (i) the amount of Securities proposed to be sold or otherwise transferred to the Evercore Transferees (the "Evercore Offered Securities"), (ii) the proposed purchase price to be paid by the Evercore Transferees, (iii) the name of the Evercore Transferees, (iv) the projected closing date of the sale or transfer of the Evercore Offered Securities, which in no event shall be prior to thirty (30) days after the giving of such written notice to each Rightholder and (v) that the Evercore Stockholders shall sell or otherwise transfer the Evercore Offered Securities subject to the rights of each Rightholder contained in this Section 3.10.

        (b) For a period of thirty (30) days after the giving of the notice pursuant to Section 3.10(a) above, each Rightholder shall have the right to sell to the Evercore Transferees on the same terms and conditions and for the same consideration that amount of Securities held by such Rightholder (the "Eligible Securities") equal to that percentage of the Evercore Offered Securities determined by dividing (i) the total number of shares of Common Stock then owned by such Rightholder by (ii) the total number of shares of Common Stock owned by all Stockholders participating in the sale to the Evercore Transferees (including the shares of Common Stock owned by the Evercore Stockholders, such Rightholder and all other Rightholders). To the extent that such Rightholder exercises his, her or its right to sell shares pursuant to this
Section 3.10, the amount of the Evercore Offered Securities to be sold to the Evercore Transferees by the Evercore Stockholders, shall be reduced proportionately.

        (c) The rights of each Rightholder under this Section 3.10 shall be exercisable by delivering written notice thereof, prior to the expiration of the 30-day period referred to Section 3.10(b), to the Evercore Stockholders, with a copy to the Company. The failure of such Rightholder to respond within such period to the Evercore Stockholders shall be deemed to be a waiver of his, her or its rights under this Section 3.10.

     3.11    Incidental Registration Rights.
             ------------------------------

             (a) Right to Include Registrable Securities. If the Company at any
                 ---------------------------------------
time after a Public Offering of shares of Common Stock proposes to register its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), in a secondary offering of shares of Common Stock held by Stockholders (and not for sale for the Company's own account) or at any time that the Company effects a combination of a primary offering by the Company and a secondary offering of shares of Common Stock held by Stockholders, in either case, pursuant to a registration statement on which it is permissible to register Registrable Securities (as defined below) for sale to the public under the Securities Act, it will each such time give prompt written notice to all Stockholders of its intention to do so and of the Stockholders' rights under this Section 3.11.
Upon the written request of any such Stockholder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Stockholder; provided that (i) if, at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company (or any Stockholder on whose behalf the registration statement is being filed) shall determine for any reason not to proceed with the proposed registration of the

Securities to be sold by it, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith), and
(ii) if such registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in the registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the other sellers included in such registration, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in secondary offerings. If a registration requested pursuant to this Section 3.11(a) involves an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

        (b) Expenses. The Company will pay all Registration Expenses in
            --------
connection with each registration of Registrable Securities requested pursuant to this Section 3.11. For purposes hereof, "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Section 3.11, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected by the holders of a majority of the Registrable Securities being registered to represent all holders of the Registrable Securities being registered in connection with each such registration, and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, but excluding underwriting discounts and commissions, fees and expenses of counsel for the underwriters (except as otherwise set forth in clause (ii) above) and transfer taxes, if any.

        (c) Priority in Incidental Registrations. If a registration pursuant to
            ------------------------------------
this Section 3.11 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the successful marketing of such offering (including the price at which such securities can be sold), then the Company will include in such registration, to the extent of the number of Registrable Securities (and shares of Common Stock held by other Persons with similar registration rights) requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities (and such shares of Common Stock) which the Stockholders (and such other Persons) have requested to be included in such registration, such amount to be allocated pro rata among all requesting Stockholders (and such other Persons) on the basis of the relative number of shares of Registrable Securities then held by each such Stockholder (or shares of Common Stock then held by such other Person) (provided that any shares thereby allocated to any such Stockholder (or such other Person) that exceed such Stockholder's (or such other Person's) request will be reallocated among the remaining requesting Stockholders (and such other Persons) in like manner; provided, however that nothing contained in this Section 3.11(c) shall cause a reduction in the number of shares of Common Stock that the Company is seeking to sell pursuant to a registration statement for a primary offering of shares of Common Stock).

        (d) Registrable Securities. For purposes hereof, "Registrable
            ----------------------
Securities" shall mean any Common Stock or other securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued such Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act,
(ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force or (iv) they shall have ceased to be outstanding.

        (e) Cooperation. The Company may require each seller of Registrable
            -----------
Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

        (f) Survival. This Section 3.11 shall survive for a period of two (2)
            --------
years following the termination of this Agreement under Section 5.2.

                                   ARTICLE 4
                             ADDITIONAL AGREEMENTS
                             ---------------------

    4.1   Competing Investments. Unless approved in advance pursuant to Section
          ---------------------
2.6(p) and by the Stockholders' Representative, no Evercore Stockholder and no Affiliate of any Evercore Stockholder shall make any direct or indirect equity investment in any business or Person anywhere engaged principally (a) in the business of providing contract staffing services (including, without limitation, in the areas of finance, accounting or information systems) or (b) in any other business engaged in by the Company or by RCLLC on or prior to the date hereof. Notwithstanding the foregoing, nothing contained herein shall limit the right of the Evercore Stockholders and their Affiliates to Beneficially Own as a passive investment the securities of any Person that are publicly traded on a national securities exchange or a generally recognized over-the-counter market; provided, however, that the Evercore Stockholders and their Affiliates shall not Beneficially Own, in the aggregate, more than 10% of the outstanding voting securities of any such Person.

     4.2  Stockholders' Representative.
          ----------------------------

          (a) The Management Stockholders hereby appoint, and shall be represented by, a representative (the "Stockholders' Representative") with respect to all matters arising under or related to this Agreement.

          (b) The initial Stockholders' Representative shall be Donald B. Murray. If Donald B. Murray is no longer able or willing to act as the Stockholders' Representative, or if he ceases to be an employee of the Company, then the Management Stockholders shall appoint a replacement Stockholders' Representative from among the Initial Founders, by majority vote of their shares of Common Stock (without regard to class); provided, however, that if there are no remaining Initial Founders able and willing to act as the Stockholders' Representative, then such replacement shall be a Management Stockholder approved by Management Stockholders representing a majority of the Management Stockholders' shares of Common Stock (without regard to class).

     4.3  Appointment of Proxy. Each Management Stockholder hereby irrevocably
          --------------------
appoints the Stockholders' Representative, with full power of substitution, as his, her, or its attorney and proxy to attend meetings, vote, give consents and in all other ways act in his, her or its place with respect to all of his, her or its Securities, in the Stockholders' Representative's discretion.

     4.4  Acknowledgement and Release.
          ---------------------------

          (a) Each Stockholder hereby (i) acknowledges and agrees that the Stockholders' Representative is authorized and entitled to act in his or her discretion with respect to all matters arising under or related to this Agreement and (ii) releases the Stockholders' Representative from any and all liability arising from or related to the Stockholders' Representative's exercise of his or her authority, discretion and functions under this Agreement.

          (b) Each Stockholder hereby acknowledges the provisions of Section 1542 of the California Civil Code, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Stockholder hereby waives and relinquishes any rights or benefits that he, she or it may have under Section 1542 of the California Civil Code in connection with the release contained in this Section 4.4, as well as under any Other California or any Federal or state statute or common law principle of similar effect.

     4.5   Spouse's Consents. Each Stockholder who has a spouse as of the date
           -----------------
hereof or hereafter shall deliver to the Company a Spouse's Consent in substantially the form attached hereto as Exhibit 4.5, duly executed by the Stockholder's spouse.

     4.6   Testamentary Provisions. Each Stockholder who is a natural person
           -----------------------
agrees that he or she will insert in his or her will and other estate planning documents a direction and authorization to his or her personal representative or heirs (as the case may be) to fulfill and comply with the provisions of this Agreement; provided, however, that in no event shall the absence of such a direction or authorization be deemed to constitute or imply a contrary direction or authorization. The personal representative or heirs (as the case may be) of each Stockholder who is a natural person shall execute and deliver any and all documents and instruments as may be necessary or desirable to give effect to and carry out the provisions of this Agreement regardless of the absence or presence of such a direction or authorization.

     4.7   Step 2 Management Stockholders. Each Step 2 Management Stockholder
           ------------------------------
that acquires Common Stock and a Subordinated Note as contemplated by Recital B shall enter into this Agreement by executing a signature page in substantially the form attached as Exhibit 4.7, whereupon such Step 2 Management Stockholder shall be deemed a "Management Stockholder" under, and bound by the provisions of, this Agreement. Promptly thereafter, Schedule II shall be revised to reflect the amount of Common Stock and the principal amount of the Subordinated Note so acquired by such Step 2 Management Stockholder. If the Evercore Stockholders (or any of them) acquire additional Common Stock or Subordinated Notes as contemplated by Recital B, then Schedule I shall be revised accordingly promptly thereafter.

     4.8   Conversion of Certain Shares.
           ----------------------------

           (a) For each share of Class A Common Stock (i) that the Company issues after the date hereof to any Person or (ii) that an Evercore Stockholder transfers to any Person in accordance with the provisions of this Agreement after the date hereof, in each case other than an Evercore Stockholder or a Permitted Transferee of an Evercore Stockholder, one share of Class B Common Stock held by Evercore I (or, if there are no shares of Class B Common Stock then held by Evercore I, then by Evercore II; and if there are further no shares of Class B Common Stock then held by Evercore II, then by Evercore III; and if there are further no shares of Class B Common Stock then held by Evercore III, then by Evercore IV) shall automatically and simultaneously, without any action on the part of the Board, the Company or any other Person, be converted into one share of Class A Common Stock.

           (b) Upon the termination of this Agreement, each share of Class B Common Stock and Class C Common Stock held by any Stockholder shall automatically and simultaneously, without any action on the part of the Board, the Company or any other Person, be converted into one share of Class A Common Stock.

           (c) Each share of Class B Common Stock that is transferred to any Person by an Evercore Stockholder in accordance with this Agreement shall automatically and simultaneously, without any action on the part of the Board, the Company or any other Person, be converted into one share of Class A Common Stock.

                                   ARTICLE 5
                             TERM AND TERMINATION
                             --------------------

     5.1  Term of Agreement. The term of this Agreement shall begin on the date
          -----------------
hereof and continue until terminated in accordance with Section 5.2.

     5.2  Termination. This Agreement shall terminate upon the first to occur of
          -----------
the following:

          (a) the execution by the Company, the Evercore Stockholders, the Bank Stockholders, the Rosenfeld Group Stockholders and the Stockholders' Representative of a written agreement approved in advance pursuant to Section 2.6(n), to terminate this Agreement;

          (b) the date on which the Evercore Stockholders and their respective Affiliates Beneficially Own, in the aggregate, less than 50% of the shares of Common Stock Beneficially Owned by the Evercore Stockholders in the aggregate on the date hereof;

          (c)   the closing of a Qualified Public Offering;

          (d)   the consummation of a Strategic Transaction; or

          (e) the effective dissolution of the Company in accordance with the Delaware General Corporation Law.

                                   ARTICLE 6
                              DISPUTE RESOLUTION
                              ------------------

     6.1  Procedures. Any controversy, claim or dispute arising out of or
          ----------
relating to this Agreement, or the breach hereof (a "Dispute"), shall be settled in accordance with the procedures set forth in this Article 6.

     6.2  Dispute Notice. If any Dispute arises among any parties hereto (the
          --------------
"Disputing Parties"), any Disputing Party may give written notice thereof to the other Disputing Party (the "Dispute Notice"). The Dispute Notice shall contain a brief statement setting forth the nature of the Dispute.

     6.3  Negotiation. Promptly after the Dispute Notice, the Disputing Parties
          -----------
shall commence good faith negotiations with the goal of promptly reaching a just and equitable resolution of the Dispute.

     6.4  Arbitration.
          -----------

          (a) If the Dispute has not been resolved within 15 business days after the Dispute Notice, then any Disputing Party may initiate arbitration in accordance with the AAA Commercial Arbitration Rules (the "Arbitration Rules"), in which case the Dispute shall be settled by arbitration administered by the AAA under the Arbitration Rules, including the AAA Optional Rules for Emergency Measures of Protection (the "Emergency Rules"), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

          (b) The arbitrator(s) shall be appointed in accordance with the Arbitration Rules. Unless otherwise determined in accordance with the Arbitration Rules, there shall be one arbitrator. The locale where the arbitration is to be held, and the date, time and place for each arbitration hearing, shall be determined in accordance with the Arbitration Rules.

          (c) Expenses of arbitration shall be borne in accordance with the Arbitration Rules; provided, however, that to the extent a party is non-prevailing or unsuccessful on a claim in an arbitration proceeding under this
Section 6.4, as determined by the arbitrator(s), that party shall pay the prevailing or successful party's costs and expenses incurred in connection with the arbitration of that claim, including (without limitation) attorneys' fees and arbitration expenses, whether or not such claim is prosecuted to award or judgment.

     6.5  Emergency Relief. If a Disputing Party is in need of emergency relief
          ----------------
at any time after the Dispute Notice but prior to the constitution of an arbitration panel under Section 6.4, then that Disputing Party may seek such relief in accordance with, and by notifying the AAA under, the Emergency Rules; provided, however, that the resolution of the Dispute nevertheless shall continue in accordance with the procedures set forth in this Article 6.

                                   ARTICLE 7
                                 MISCELLANEOUS
                                 -------------

     7.1  Notices. All notices and other communications to a party under this
          -------
Agreement shall be in writing and shall be deemed given if personally delivered, sent by fax (with confirmation), sent by a nationally-recognized overnight delivery service (with confirmation) or mailed by certified mail (return receipt requested), in each case to that party's address and fax number set forth below (or to such other address and fax number as that party may designate by notice to the other parties):

----------------------------------------------------------------------------------------------------
 Party              Address and Fax Number                  With a Copy to:
----------------------------------------------------------------------------------------------------
 Company            RC Transaction Corp.                    O'Melveny & Myers LLP
                    c/o Re:sources Connection LLC           610 Newport Center Drive, 17th Floor
                    Three Imperial Promenade                Newport Beach, CA 92660-6429
                    Santa Ana, CA 92707-5092                Fax: 949-823-6994
                    Fax: 714-433-6100                       Attention: David A. Krinsky
                    Attention: Chief Executive Officer
----------------------------------------------------------------------------------------------------
 Evercore           Evercore Capital Partners L.P.          Simpson Thacher & Bartlett
 Stockholders       65 East 55th Street, 22rd Floor         425 Lexington Avenue
                    New York, NY 10022                      New York, NY 10017-3954
                    Fax: 212-857-3101                       Fax: 212-455-2502
                    Attention: David G. Offensend           Attention: Mario A. Ponce
----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
 Management         RC Transaction Corp.                                   O'Melveny & Myers LLP
 Stockholders       c/o Resources Connection LLC                           610 Newport Center Drive, 17th Floor
                    Three Imperial Promenade                               Newport Beach, CA 92660-6429
                    Santa Ana, CA 92707-5092                               Fax: 949-823-6994
                    Fax: 714-433-6100                                      Attention: David A. Krinsky
                    Stockholders' Representative Donald B. Murray
---------------------------------------------------------------------------------------------------------------
 Outside            To the address set forth opposite each Outside
 Stockholders       Stockholder's respective name on Schedule III.
---------------------------------------------------------------------------------------------------------------


          7.2  Amendment. This Agreement may not be amended except in writing,
               ---------
approved in advance pursuant to Section 2.6(n), and signed by (a) the Company,
(b) the Evercore Stockholders, (c) the Stockholders' Representative and (d) Outside Stockholders representing a majority of the Outside Stockholders' shares of Common Stock; provided, however, that if any such amendment would have an adverse effect on an Outside Stockholder, then such amendment shall further be subject to the prior written consent of that Outside Stockholder.

          7.3  Waiver. No waiver shall be deemed effective under this Agreement
               ------
unless in writing signed by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder, and no course of dealing among or between any of the parties hereto, shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          7.4  Successors and Assigns. Except as otherwise provided in this
               ----------------------
Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          7.5  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with Delaware law, without regard to choice of law and conflicts of law rules.

          7.6  Severability. If any provision of this Agreement is held by an
               ------------
arbitrator or court of competent jurisdiction to be illegal, invalid or unenforceable in any jurisdiction, the remainder of this Agreement shall remain in full force and effect, and such holding shall not affect this Agreement or any provision hereof in any other jurisdiction. If any provision of this Agreement is so held to be illegal, invalid or unenforceable only in part or degree, that provision shall remain in full force and effect to the extent not held illegal, invalid or unenforceable.

          7.7  Headings. The headings contained in this Agreement are for
               --------
convenience only and shall not affect the meaning or interpretation of this Agreement.

          7.8  Exhibits and Schedules. The exhibits and schedules referred to in
               ----------------------
this Agreement hereby are incorporated herein and made part of this Agreement.

          7.9  Entire Agreement. This Agreement constitutes the entire
               ----------------
agreement, and supersedes all prior agreements and understandings, among the parties with respect to the subject matter hereof.

          7.10  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

                                        THE COMPANY:

                                        RC TRANSACTION CORP.


                                        By: /s/ Donald Murray
                                           -------------------------------
                                           Name:  Donald Murray
                                           Title: President


                                        EVERCORE STOCKHOLDERS:

                                        EVERCORE CAPITAL PARTNERS LP.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By:_______________________________
                                           Name:
                                           Title:


                                        EVERCORE CAPITAL PARTNERS (NQ) L.P.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By:_______________________________
                                           Name:
                                           Title:


                                        EVERCORE CAPITAL OFFSHORE
                                        PARTNERS L.P.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By:_______________________________
                                           Name:
                                           Title:

     IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

                                        THE COMPANY:

                                        RC TRANSACTION CORP.



                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                        EVERCORE STOCKHOLDERS:

                                        EVERCORE CAPITAL PARTNERS L.P.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By: /s/ David G. Offensend
                                            ---------------------------------
                                            Name:
                                            Title:


                                        EVERCORE CAPITAL PARTNERS (NQ) L.P.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By: /s/ David G. Offensend
                                            ---------------------------------
                                            Name:
                                            Title:


                                        EVERCORE CAPITAL OFFSHORE
                                        PARTNERS L.P.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By: /s/ David G. Offensend
                                            ---------------------------------
                                            Name:
                                            Title:

                                        EVERCORE CO-INVESTMENT
                                        PARTNERSHIP L.P.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By: /s/ David G. Offensend
                                            ---------------------------------
                                            Name:
                                            Title:


                                        STEP 1 MANAGEMENT STOCKHOLDERS:



                                        ______________________________________
                                             Donald B. Murray


                                        ______________________________________
                                             Stephen J. Giusto




                 [Remainder of Page Intentionally Left Blank]

                                        EVERCORE CO-INVESTMENT
                                        PARTNERSHIP LP.
                                        By: Evercore Partners L.L.C., its
                                            General Partner


                                        By:_______________________________
                                           Name:
                                           Title:

                                        STEP 1 MANAGEMENT STOCKHOLDERS:



                                           /s/ Donald B. Murray
                                        --------------------------------------
                                             Donald B. Murray


                                           /s/ Stephen J. Giusto
                                        --------------------------------------
                                             Stephen J. Giusto



                 (Remainder of Page Intentionally Left Blank]

                                        OUTSIDE STOCKHOLDERS:


                                            /s/ Richard Gerston
                                        --------------------------------------
                                        Richard Gerston


                                        ______________________________________
                                        Paul Lattanzio


                                        ______________________________________
                                        Gerald Rosenfeld



                                        MAINZ A.G., a German entity


                                        By:     ______________________________
                                        Name:   ______________________________
                                        Title:  ______________________________



                 [Remainder of Page Intentionally left Blank]

                                        OUTSIDE STOCKHOLDERS:



                                        ______________________________________
                                        Richard Gerston

                                           /s/ Paul Lattanzio
                                        --------------------------------------
                                        Paul Lattanzio


                                        ______________________________________
                                        Gerald Rosenfeld



                                        MAINZ A.G., a German entity


                                        By:     ______________________________
                                        Name:   ______________________________
                                        Title:  ______________________________



                 [Remainder of Page Intentionally left Blank]

                                        OUTSIDE STOCKHOLDERS:



                                        ______________________________________
                                        Richard Gerston


                                        ______________________________________
                                        Paul Lattanzio

                                             /s/ Gerald Rosenfeld
                                        --------------------------------------
                                        Gerald Rosenfeld



                                        MAINZ A.G., a German entity


                                        By:     ______________________________
                                        Name:   ______________________________
                                        Title:  ______________________________



                 [Remainder of Page Intentionally left Blank]

                                        OUTSIDE STOCKHOLDERS:



                                        ______________________________________
                                        Richard Gerston


                                        ______________________________________
                                        Paul Lattanzio


                                        ______________________________________
                                        Gerald Rosenfeld



                                        MAINZ Holdings Ltd


                                        By:     /s/ Alain Andrey
                                                ------------------------------
                                        Name:   Alain Andrey
                                                ------------------------------
                                        Title:  Attorney in fact
                                                ------------------------------



                 [Remainder of Page Intentionally Left Blank]

                                             BT CAPITAL INVESTORS, L.P.,
                                             a Delaware limited partnership


                                             By:       /s/ Joseph R. Wood
                                                     --------------------------
                                             Name:         Joseph R. Wood
                                                     --------------------------
                                             Title:        MD
                                                     --------------------------

                                             BANCBOSTON INVESTMENTS INC., a
                                             Massachussetts corporation


                                             By:    /s/ C. D. Reydel
                                                   ----------------------------
                                             Name:  CHARLES D. REYDEL
                                                   ----------------------------
                                             Title: Vice President
                                                   ----------------------------